Exhibit 5.1



                                    October 3, 1996


Ingenex, Inc.
1505 O'Brien Drive
Menlo Park, California 94025

Dear Ladies and Gentlemen:

           On the date hereof, Ingenex, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission, Amendment No. 3 to a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the sale by the Company of up to 2,127,500 shares (the "Shares") of common stock, par value $.001 per share ("Common Stock"), of the Company, (including 277,500 shares subject to the underwriters' over-allotment option). This opinion is an exhibit to the Registration Statement.

           We note that we are members of the Bar of the State of New York and do not represent ourselves to be experts in the laws of any other state or jurisdiction. Insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law as reported in the Prentice-Hall Corporation Law Service, except that our opinion as to the due incorporation and valid existence of the Company is based solely upon a Certificate of Good Standing obtained from the Secretary of State of the State of Delaware. We have acted as special securities counsel to the Company with respect to certain corporate and securities matters, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale by the Company of the Common Stock as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances.





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Ingenex, Inc.
October 3, 1996
Page 2

           Based on the foregoing, it is our opinion that:

           1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware and, after consummation of the proposed public offering, will have authorized capital stock consisting of 25,000,000 shares of Common Stock, par value $0.001 per share, and 4,000,000 shares of Preferred Stock, par value $0.001 per share.

           2. The maximum of 2,127,500 shares of Common Stock to be sold by the Company pursuant to the Registration Statement have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable securities or other laws of various states of the United States in which the Shares will be offered and/or sold in the proposed public offering, when issued and delivered against payment therefor in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relates to the offering which is the subject of this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.

           This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph.

                                   Very truly yours,


                                   /s/SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                   --------------------------------------------
                                   SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

SFH&G,LLP:CIW:GA:JPF